                                                                    EXHIBIT 23.1

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 28, 1994 related to the financial statements of Xyplex, Inc. included in this Form 8-K/A of Whittaker Corporation into Whittaker Corporation's previously filed Registration Statements Nos. 2-74481, 2-97149, 2-76480, 2-70806, 33-35762, 33-35763, 33-52295 and 33-58323 on Form S-8,
Registration Statement No. 33-04320 on Forms S-8 and S-4 and Registration Statement No. 333-03753 on Form S-3.


                                       /s/ Arthur Andersen LLP

                                       ARTHUR ANDERSEN LLP


Boston, Massachusetts
June 19, 1996